EXHIBIT 99.1

EOG Resources, Inc.
News Release
For Further Information Contact:	Investors
Maire A. Baldwin
(713) 651-6EOG (651-6364)

Media and Investors
Elizabeth M. Ivers
(713) 651-7132

EOG RESOURCES REPORTS FIRST QUARTER 2009 RESULTS

  Increases 2009 Total Company Organic Production Growth Target from 3 Percent to 5.5 Percent with Original Capital Expenditure Budget
  Higher Domestic Liquids and Trinidad Natural Gas Production Drive Increased Growth
  Targets Crude Oil and Natural Gas Liquids Growth of 22 Percent in 2009 and 20 Percent in 2010
  Announces Horizontal Crude Oil Success in Canada's Waskada Field

FOR IMMEDIATE RELEASE: Monday, May 4, 2009

HOUSTON - EOG Resources, Inc. (EOG) today reported first quarter 2009 net income available to common stockholders of $158.7 million, or $0.63 per share. This compares to first quarter 2008 net income available to common stockholders of $240.5 million, or $0.96 per share.

The results for the first quarter 2009 included a previously disclosed $351.4 million ($226.1 million after tax, or $0.90 per share) net gain on the mark-to-market of financial commodity transactions. During the quarter, the net cash inflow related to financial commodity contracts was $311.0 million ($200.1 million after tax, or $0.80 per share). Consistent with some analysts' practice of matching realizations to settlement months, adjusted non-GAAP net income available to common stockholders for the quarter was $132.7 million, or $0.53 per share. Adjusted non-GAAP net income available to common stockholders for the first quarter 2008 was $473.0 million, or $1.89 per share. (Please refer to the attached tables for the reconciliation of adjusted non-GAAP net income available to common stockholders to GAAP net income available to common stockholders.)

Operational Highlights and Targets

EOG increased its full year 2009 total company organic production growth target from 3 percent to 5.5 percent based on first quarter operational results and stronger than anticipated domestic crude oil and natural gas liquids volumes. During the first quarter, crude oil production in the United States increased 47 percent over the same period last year. The higher level of total liquids recorded during the first quarter and projected for the second half of 2009 is primarily due to higher than expected production from the North Dakota Bakken and the Fort Worth Barnett Shale. In addition, EOG projects greater natural gas production from its Trinidad operations due to reduced plant downtime. EOG expects to achieve its new production target while maintaining its previously announced total capital expenditure budget of $3.1 billion.

"Based on economic investments at current crude oil and natural gas prices, we are increasing our total 2009 production growth target to 5.5 percent, all organic. EOG is positioned to achieve total company liquids growth of 22 percent, to approximately 75,000 barrels per day in 2009. The majority of the increases will come from U.S. crude oil and natural gas liquids production during the second half of the year," said Mark G. Papa, Chairman and CEO. "With this momentum, we are targeting total liquids growth of 20 percent, to roughly 90,000 barrels per day in 2010."

EOG plans to resume full crude oil production in the North Dakota Bakken Parshall Field by July. The completion of wells drilled during EOG's winter program also is expected to commence early in the second half of 2009. To transport its Bakken crude oil production closer to markets, EOG is moving forward with a project that would utilize rail to move volumes from North Dakota to a terminal in Oklahoma by early 2010.

By applying enhanced horizontal drilling and completion technology, EOG has drilled and completed 29 successful horizontal crude oil wells in the Waskada Field in Manitoba, Canada. Recent well results indicate that EOG's current acreage position contains approximately 25 million barrels of net recoverable crude oil reserves.

EOG is continuing its Fort Worth Barnett Shale natural gas development drilling program in Johnson and Hill Counties. With more than 750 remaining drilling locations in Johnson County alone, EOG can remain active in the prolific play for several years.

EOG estimates its total production from the Barnett Shale natural gas and Combo plays will average approximately 460 million cubic feet equivalent per day (MMcfed) in 2009, increasing to 700 MMcfed in 2012, contingent on hydrocarbon prices recovering from current levels.

"We are optimistic that crude oil prices will strengthen in the latter part of 2009 and natural gas prices will recover in 2010," said Papa.

"Given our rich inventory of prospects, we expect our production profile to increase during the second half of 2009, positioning EOG to once again deliver double-digit production growth in 2010."

Conference Call Scheduled for May 5, 2009

EOG's first quarter 2009 results conference call will be available via live audio webcast at 8 a.m. Central Daylight Time (9 a.m. Eastern Daylight Time) on Tuesday, May 5, 2009. To listen, log on to www.eogresources.com. The webcast will be archived on EOG's website through Tuesday, May 19, 2009.

EOG Resources, Inc. is one of the largest independent (non-integrated) oil and natural gas companies in the United States with proved reserves in the United States, Canada, Trinidad, the United Kingdom North Sea and China. EOG Resources, Inc. is listed on the New York Stock Exchange and is traded under the ticker symbol "EOG."

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, including, among others, statements and projections regarding EOG's future financial position, operations, performance, business strategy, budgets, reserve information, levels of production and costs and statements regarding the plans and objectives of EOG's management for future operations, are forward-looking statements. EOG typically uses words such as "expect," "anticipate," "estimate," "project," "strategy," "intend," "plan," "target," "goal," "may," "will" and "believe" or the negative of those terms or other variations or comparable terminology to identify its forward-looking statements. In particular, statements, express or implied, concerning EOG's future operating results and returns or EOG's ability to replace or increase reserves, increase production or generate income or cash flows are forward-looking statements. Forward-looking statements are not guarantees of performance. Although EOG believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that these expectations will be achieved or will prove to have been correct. Moreover, EOG's forward-looking statements may be affected by known and unknown risks, events or circumstances that may be outside EOG's control. Important factors that could cause EOG's actual results to differ materially from the expectations reflected in EOG's forward-looking statements include, among others:

  the timing and extent of changes in prices for natural gas, crude oil and related commodities;

  changes in demand for natural gas, crude oil and related commodities, including ammonia and methanol;

  the extent to which EOG is successful in its efforts to discover, develop, market and produce reserves and to acquire natural gas and crude oil properties;

  the extent to which EOG can optimize reserve recovery and economically develop its plays utilizing horizontal and vertical drilling and advanced completion technologies;

  the extent to which EOG is successful in its efforts to economically develop its acreage in the Barnett Shale, the Bakken Formation, its Horn River Basin and Haynesville plays and its other exploration and development areas;

  EOG's ability to achieve anticipated production levels from existing and future natural gas and crude oil development projects, given the risks and uncertainties inherent in drilling, completing and operating natural gas and crude oil wells and the potential for interruptions of production, whether involuntary or intentional as a result of market or other conditions;

  the availability, proximity and capacity of, and costs associated with, gathering, processing, compression and transportation facilities;

  the availability, cost, terms and timing of issuance or execution of, and competition for, mineral licenses and leases and governmental and other permits and rights of way;

  competition in the oil and gas exploration and production industry for employees and other personnel, equipment, materials and services and, related thereto, the availability and cost of employees and other personnel, equipment, materials and services;

  EOG's ability to obtain access to surface locations for drilling and production facilities;

  the extent to which EOG's third-party-operated natural gas and crude oil properties are operated successfully and economically;

  EOG's ability to effectively integrate acquired natural gas and crude oil properties into its operations, fully identify existing and potential problems with respect to such properties and accurately estimate reserves, production and costs with respect to such properties;

  weather, including its impact on natural gas and crude oil demand, and weather-related delays in drilling and in the installation and operation of gathering and production facilities;

  the ability of EOG's customers and other contractual counterparties to satisfy their obligations to EOG and, related thereto, to access the credit and capital markets to obtain financing needed to satisfy their obligations to EOG;

  EOG's ability to access the commercial paper market and other credit and capital markets to obtain financing on terms it deems acceptable, if at all;

  the accuracy of reserve estimates, which by their nature involve the exercise of professional judgment and may therefore be imprecise;

  the timing and extent of changes in foreign currency exchange rates, interest rates, inflation rates, global and domestic financial market conditions and global and domestic general economic conditions;

  the extent and effect of any hedging activities engaged in by EOG;

  the timing and impact of liquefied natural gas imports;

  the use of competing energy sources and the development of alternative energy sources;

  political developments around the world, including in the areas in which EOG operates;

  changes in government policies, legislation and regulations, including environmental regulations;

  the extent to which EOG incurs uninsured losses and liabilities;

  acts of war and terrorism and responses to these acts; and

  the other factors described under Item 1A, "Risk Factors," on pages 13 through 19 of EOG's Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and any updates to those factors set forth in EOG's subsequent Quarterly Reports on Form 10-Q.

In light of these risks, uncertainties and assumptions, the events anticipated by EOG's forward-looking statements may not occur, and you should not place any undue reliance on any of EOG's forward-looking statements. EOG's forward-looking statements speak only as of the date made and EOG undertakes no obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

The United States Securities and Exchange Commission (SEC) currently permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. As noted above, statements of proved reserves are only estimates and may be imprecise. Any reserve estimates provided in this press release that are not specifically designated as being estimates of proved reserves may include not only proved reserves, but also other categories of reserves that the SEC's guidelines strictly prohibit EOG from including in filings with the SEC. Investors are urged to consider closely the disclosure in EOG's Annual Report on Form 10-K for the fiscal year ended December 31, 2008, available from EOG at P.O. Box 4362, Houston, Texas 77210-4362 (Attn: Investor Relations). You can also obtain this report from the SEC by calling 1-800-SEC-0330 or from the SEC's website at www.sec.gov.

EOG RESOURCES, INC.
FINANCIAL REPORT
(Unaudited; in millions, except per share data)

	Three Months Ended
	March 31,
	2009	2008
Net Operating Revenues	$1,158.2	$1,134.0
Net Income Available to Common Stockholders	$158.7	$240.5
Net Income Per Share Available to Common Stockholders
Basic	$0.64	$0.98
Diluted	$0.63	$0.96
Average Number of Shares Outstanding
Basic	248.0	245.4
Diluted	250.2	249.8

SUMMARY INCOME STATEMENTS
(Unaudited; in thousands)

	Three Months Ended
	March 31,
	2009	2008
Net Operating Revenues
Natural Gas	$567,578	$1,037,638
Crude Oil, Condensate and Natural Gas Liquids	200,328	394,848
Gains (Losses) on Mark-to-Market Commodity Derivative Contracts	351,383	(469,844)
Gathering, Processing and Marketing	37,842	35,985
Other, Net	1,078	135,391
Total	1,158,209	1,134,018
Operating Expenses
Lease and Well	145,506	124,107
Transportation Costs	68,862	61,967
Gathering and Processing Costs	17,713	8,359
Exploration Costs	49,623	47,943
Dry Hole Costs	2,994	8,428
Impairments	65,471	32,574
Marketing Costs	31,953	33,045
Depreciation, Depletion and Amortization	389,329	297,199
General and Administrative	57,946	52,926
Taxes Other Than Income	47,400	86,750
Total	876,797	753,298

Operating Income	281,412	380,720

Other Income, Net	1,739	1,583

Income Before Interest Expense and Income Taxes	283,151	382,303

Interest Expense, Net	18,376	12,191

Income Before Income Taxes	264,775	370,112

Income Tax Provision	106,065	129,156

Net Income	158,710	240,956

Preferred Stock Dividends	-	443

Net Income Available to Common Stockholders	$158,710	$240,513

Dividends Declared per Common Share	$0.145	$0.120

EOG RESOURCES, INC.
OPERATING HIGHLIGHTS
(Unaudited)

	Three Months Ended
	March 31,
	2009	2008
Wellhead Volumes and Prices
Natural Gas Volumes (MMcfd) (A)
United States	1,193	1,085
Canada	230	216
Trinidad	263	231
Other International (B)	16	17
Total	1,702	1,549

Average Natural Gas Prices ($/Mcf) (C)
United States	$4.06	$8.05
Canada	4.43	7.44
Trinidad	1.32	3.87
Other International (B)	6.03	9.85
Composite	3.71	7.36

Crude Oil and Condensate Volumes (MBbld) (A)
United States	44.9	30.6
Canada	3.2	2.4
Trinidad	3.0	3.6
Other International (B)	0.1	0.1
Total	51.2	36.7

Average Crude Oil and Condensate Prices ($/Bbl) (C)
United States	$33.24	$92.08
Canada	37.11	88.94
Trinidad	33.45	87.90
Other International (B)	46.71	88.29
Composite	33.51	91.46

Natural Gas Liquids Volumes (MBbld) (A)
United States	21.7	16.7
Canada	1.1	1.0
Total	22.8	17.7

Average Natural Gas Liquids Prices ($/Bbl) (C)
United States	$22.12	$57.26
Canada	25.52	57.14
Composite	22.29	57.26

Natural Gas Equivalent Volumes (MMcfed) (D)
United States	1,593	1,370
Canada	255	236
Trinidad	281	252
Other International (B)	17	17
Total	2,146	1,875

Total Bcfe (D)	193.1	170.6

(A)	Million cubic feet per day or thousand barrels per day, as applicable.
(B)	Other International includes EOG's United Kingdom operations and, effective July 1, 2008, EOG's China operations.
(C)	Dollars per thousand cubic feet or per barrel, as applicable.
(D)	Million cubic feet equivalent per day or billion cubic feet equivalent, as applicable; includes natural gas, crude oil and condensate and natural gas liquids. Natural gas equivalents are determined using the ratio of 6.0 thousand cubic feet of natural gas to 1.0 barrel of crude oil and condensate or natural gas liquids.

EOG RESOURCES, INC.
SUMMARY BALANCE SHEETS
(Unaudited; in thousands, except share data)

	March 31,	December 31,
	2009	2008

ASSETS
Current Assets
Cash and Cash Equivalents	$85,214	$331,311
Accounts Receivable, Net	558,119	722,695
Inventories	242,627	187,970
Assets from Price Risk Management Activities	856,982	779,483
Income Taxes Receivable	5,199	27,053
Deferred Income Taxes	6,822	-
Other	54,776	59,939
Total	1,809,739	2,108,451

Property, Plant and Equipment
Oil and Gas Properties (Successful Efforts Method)	21,460,167	20,803,629
Other Property, Plant and Equipment	1,086,093	1,057,888
	22,546,260	21,861,517
Less: Accumulated Depreciation, Depletion and Amortization	(8,539,730)	(8,204,215)
Total Property, Plant and Equipment, Net	14,006,530	13,657,302
Other Assets	167,440	185,473
Total Assets	$15,983,709	$15,951,226

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts Payable	$774,434	$1,122,209
Accrued Taxes Payable	78,866	86,265
Dividends Payable	35,943	33,461
Liabilities from Price Risk Management Activities	9,610	4,429
Deferred Income Taxes	296,468	368,231
Current Portion of Long-Term Debt	-	37,000
Other	87,976	113,321
Total	1,283,297	1,764,916

Long-Term Debt	2,105,100	1,860,000
Other Liabilities	514,143	498,291
Deferred Income Taxes	2,965,632	2,813,522
Commitments and Contingencies

Stockholders' Equity
Common Stock, $0.01 Par, 640,000,000 Shares Authorized:
250,338,160 Shares Issued at March 31, 2009 and 249,758,577
Shares Issued at December 31, 2008	202,503	202,498
Additional Paid In Capital	349,210	323,805
Accumulated Other Comprehensive (Loss) Income	(21,694)	27,787
Retained Earnings	8,588,650	8,466,143
Common Stock Held in Treasury, 62,402 Shares at March 31, 2009
and 126,911 Shares at December 31, 2008	(3,132)	(5,736)
Total Stockholders' Equity	9,115,537	9,014,497
Total Liabilities and Stockholders' Equity	$15,983,709	$15,951,226

EOG RESOURCES, INC.
SUMMARY STATEMENTS OF CASH FLOWS
(Unaudited; in thousands)

	Three Months Ended
	March 31,
	2009	2008
Cash Flows from Operating Activities
Reconciliation of Net Income to Net Cash Provided by Operating Activities:
Net Income	$158,710	$240,956
Items Not Requiring (Providing) Cash
Depreciation, Depletion and Amortization	389,329	297,199
Impairments	65,471	32,574
Stock-Based Compensation Expenses	26,407	19,783
Deferred Income Taxes	83,215	83,390
Other, Net	(652)	(127,968)
Dry Hole Costs	2,994	8,428
Mark-to-Market Commodity Derivative Contracts
Total (Gains) Losses	(351,383)	469,844
Realized Gains	310,964	23,210
Other, Net	2,940	8,599
Changes in Components of Working Capital and Other Assets and Liabilities
Accounts Receivable	156,926	(177,684)
Inventories	(22,896)	3,285
Accounts Payable	(352,622)	93,452
Accrued Taxes Payable	14,478	(29,265)
Other Assets	1,430	(1,745)
Other Liabilities	(18,070)	(22,165)
Changes in Components of Working Capital Associated with
Investing and Financing Activities	138,598	5,192
Net Cash Provided by Operating Activities	605,839	927,085

Investing Cash Flows
Additions to Oil and Gas Properties	(822,583)	(1,060,035)
Additions to Other Property, Plant and Equipment	(65,013)	(87,589)
Proceeds from Sales of Assets	447	346,891
Changes in Components of Working Capital Associated with
Investing Activities	(138,532)	(4,750)
Other, Net	554	(1,235)
Net Cash Used in Investing Activities	(1,025,127)	(806,718)

Financing Cash Flows
Net Commercial Paper and Uncommitted Credit Facility Borrowings	208,100	-
Dividends Paid	(33,491)	(22,089)
Redemption of Preferred Stock	-	(5,395)
Excess Tax Benefits from Stock-Based Compensation	4,688	35,496
Treasury Stock Purchased	(4,904)	(5,508)
Proceeds from Stock Options Exercised	1,152	29,537
Other, Net	(66)	(442)
Net Cash Provided by Financing Activities	175,479	31,599

Effect of Exchange Rate Changes on Cash	(2,288)	(1,259)

Increase (Decrease) in Cash and Cash Equivalents	(246,097)	150,707
Cash and Cash Equivalents at Beginning of Period	331,311	54,231
Cash and Cash Equivalents at End of Period	$85,214	$204,938

EOG RESOURCES, INC.
QUANTITATIVE RECONCILIATION OF ADJUSTED NET INCOME AVAILABLE TO COMMON STOCKHOLDERS (Non-GAAP)
TO NET INCOME AVAILABLE TO COMMON STOCKHOLDERS (GAAP)
(Unaudited; in thousands, except per share data)

The following chart adjusts three-month periods ended March 31, 2009 and 2008, reported Net Income Available to Common Stockholders (GAAP) to reflect actual net cash realized from financial commodity price transactions by eliminating the unrealized mark-to-market (gains) losses from these transactions and to eliminate the gain on the sale of Appalachian assets in the first quarter of 2008. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust reported company earnings to match realizations to production settlement months and make certain other adjustments to exclude one-time items. EOG management uses this information for comparative purposes within the industry.

	Three Months Ended
	March 31,
	2009	2008

Reported Net Income Available to Common Stockholders (GAAP)	$158,710	$240,513

Mark-to-Market (MTM) Commodity Derivative Contracts Impact
Total (Gains) Losses	(351,383)	469,844
Realized Gains	310,964	23,210
Subtotal	(40,419)	493,054

After Tax MTM Impact	(26,010)	317,280

Less: Gain on Sale of Appalachian Assets, Net of Tax	-	(84,748)

Adjusted Net Income Available to Common Stockholders (Non-GAAP)	$132,700	$473,045

Net Income Per Share Available to Common Stockholders (GAAP)
Basic	$0.64	$0.98
Diluted	$0.63	$0.96

Adjusted Net Income Per Share Available to Common Stockholders (Non-GAAP)
Basic	$0.54	$1.93
Diluted	$0.53	$1.89

Average Number of Shares
Basic	247,991	245,430
Diluted	250,204	249,763

EOG RESOURCES, INC.
QUANTITATIVE RECONCILIATION OF DISCRETIONARY CASH FLOW
AVAILABLE TO COMMON STOCKHOLDERS (Non-GAAP)
TO NET CASH PROVIDED BY OPERATING ACTIVITIES (GAAP)
(Unaudited; in thousands)

The following chart reconciles three-month periods ended March 31, 2009 and 2008, Net Cash Provided by Operating Activities (GAAP) to Discretionary Cash Flow Available to Common Stockholders (Non-GAAP). EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust Net Cash Provided by Operating Activities for Exploration Costs (excluding Stock-Based Compensation Expenses), Changes in Components of Working Capital and Other Assets and Liabilities, Changes in Components of Working Capital Associated with Investing and Financing Activities and Preferred Stock Dividends. EOG management uses this information for comparative purposes within the industry.

	Three Months Ended
	March 31,
	2009	2008
Net Cash Provided by Operating Activities (GAAP)	$605,839	$927,085

Adjustments
Exploration Costs (excluding Stock-Based Compensation Expenses)	44,471	43,923
Changes in Components of Working Capital and Other Assets and Liabilities
Accounts Receivable	(156,926)	177,684
Inventories	22,896	(3,285)
Accounts Payable	352,622	(93,452)
Accrued Taxes Payable	(14,478)	29,265
Other Assets	(1,430)	1,745
Other Liabilities	18,070	22,165
Changes in Components of Working Capital Associated
with Investing and Financing Activities	(138,598)	(5,192)
Preferred Stock Dividends	-	(443)

Discretionary Cash Flow Available to Common Stockholders (Non-GAAP)	$732,466	$1,099,495